As filed with the Securities and Exchange Commission on February 12, 1999

                                File No. 811-8858

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 17

                              CORE TRUST (DELAWARE)

                               Two Portland Square
                              Portland, Maine 04101
                                  207-879-1900

                            David I. Goldstein, Esq.
                        Forum Administrative Services LLC
                               Two Portland Square
                              Portland, Maine 04101

                                   Copies to:

                              Robert J. Zutz, Esq.
                           Kirkpatrick & Lockhart LLP
                     1800 Massachusetts Avenue NW 2nd Floor
                            Washington, DC 20036-1800

                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of that act. Investments in Registrant's series may only be made by certain institutional investors, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy any beneficial interests in any series of Registrant.

                                     PART A

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                                FEBRUARY 12, 1999


This Private Placement Memorandum relates to beneficial interests ("Interests") in International Equity Portfolio (the "Portfolio"), a diversified portfolio of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company.

Investments in the Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). An investor in the Portfolio must also be an "accredited investor," as that term is defined under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("1933 Act").

The Trust has filed with the Securities and Exchange Commission ("SEC") a Part B to this Private Placement Memorandum (the "Statement of Additional Information" or "SAI") for the Portfolio of the same date as this Private Placement Memorandum. The SAI may be amended from time to time and contains additional information about the Trust and the Portfolio and is incorporated into this Private Placement Memorandum by reference. A prospective investor may obtain a copy of the SAI without charge by contacting Forum Financial Services, Inc. ("FFSI"), the Trust`s placement agent (the "Placement Agent") at Two Portland Square, Portland, Maine 04101 or by calling (207) 879-1900.

This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in the Portfolio. An investor may subscribe for an Interest in the Portfolio by contacting the Placement Agent at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the Placement Agent reserve the right to refuse to accept any subscription for any reason.

TABLE OF CONTENTS                                           PAGE

Glossary                                                    2
General Description of Registrant                           2
Investment Objective                                        2
Principal Investment Strategies                             3
Risk Considerations                                         3
Management of the Portfolio                                 4
Description of Beneficial Interests                         5
Information Regarding Net Income and Taxes                  6
Purchase of Interests                                       6
Redemption or Repurchase of Interests                       7
Pending Legal Proceedings                                   7

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                    GLOSSARY

This Glossary of frequently used terms will help in understanding the discussion
of  the  Portfolio's   objectives,   policies,  and  risks.  Defined  terms  are
capitalized when used in this Part A.

Term                                  Definition
----                                  ----------
Board                                 The Board of Trustees of Core Trust (Delaware).

Fundamental                           Requiring shareholder approval to change.

Emerging Markets                      Markets associated with a country that is considered by international financial organizations, such as the International Finance Corporation and the
                                      International Bank for Reconstruction and Development, and the international financial community to have an "emerging" stock market.  Such markets may be under-capitalized, have less-developed legal and financial systems or may have less stable currencies than markets in the developed world.

Market Capitalization                 The total market value of a company's outstanding common stock.

SEC                                   The U.S. Securities and Exchange Commission.


                        GENERAL DESCRIPTION OF REGISTRANT

Core Trust (Delaware) (the "Trust") is an open-end, management investment company which was organized as a business trust under the laws of the State of Delaware pursuant to a Trust Instrument dated September 1, 1994, as amended and restated November 1, 1994. The Trust offers units of Interest without any sales charge and units may be redeemed without charge.

Beneficial interests in the Trust are divided into 22 separate diversified series (the "Portfolios"), each having a distinct investment objective and distinct investment policies. The Portfolio is one of those series. The Trust is empowered to establish, without investor approval, additional series that may have different investment objectives and policies.

Beneficial interests in the Portfolio are offered solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" as that term is defined in the 1933 Act.

Wells Fargo Bank, N.A. ("Wells Fargo Bank"), serves as the investment adviser of the Portfolio. Wells Capital Management Incorporated ("WCM"), a wholly owned subsidiary of Wells Fargo Bank, is the investment subadviser of the Portfolio. Wells Fargo Bank and WCM may be collectively referred to as the "Advisers" or as applicable, individually, as the "Adviser."

INVESTMENT OBJECTIVE

The investment objective of the Portfolio is fundamental and may not be changed without investor approval. There can be no assurance that the Portfolio will achieve its investment objective.

INTERNATIONAL EQUITY PORTFOLIO'S investment objective is to seek to earn total return, with an emphasis on capital appreciation, over the long-term, by investing primarily in equity securities of non-United States companies.

PRINCIPAL INVESTMENT STRATEGIES

The Portfolio seeks to earn total return by investing at least 80% of its assets in a diversified portfolio of common stock of companies located or operating in developed and emerging markets of the world. It is expected that the securities held by the Portfolio will be traded on a stock exchange or other market in the country in which the issuer is based, but they also may be traded in other countries, including the United States. The Portfolio must invest its assets in the securities of at least five different countries other than the United States. The Portfolio may also invest in ADRs, EDRs, and similar instruments.

The Adviser applies a fundamentals-driven, value-oriented analysis to identify companies with above-average potential for long-term growth. The Adviser examines financial data including the company's historical performances and its projected future earnings. The Adviser also considers other key criteria such as a company's local, regional or global franchise; history of effective management demonstrated by expanding revenues and earnings growth; prudent financial and accounting policies and ability to take advantage of a changing business environment. In allocating among countries, regions and industry sectors, the Adviser considers factors such as economic growth prospects, monetary and fiscal policies, political stability, currency trends, market liquidity and investor sentiment.

The Portfolio may temporarily hold assets in cash or in money market instruments, including U.S. Government obligations, shares of other mutual funds and repurchase agreements, or make other short-term investments, either to maintain liquidity or for short-term defensive purposes in response to adverse market, economic, political or other conditions, When the Portfolio assumes a temporary defensive strategy, it may not be investing to achieve its investment objective.

RISK CONSIDERATIONS

There can be no assurance that the Portfolio will achieve its investment objective. The Portfolio's net asset value will fluctuate based upon changes in the value of its portfolio securities. Upon redemption, an investment in the Portfolio may be worth more or less than its original value. The Portfolio is designed for investment of that portion of an investor's funds that can appropriately bear the special risks associated with investments in securities of foreign companies.

This section describes the principal risks that may apply to the Portfolio.

                                 CURRENCY RISK

The risk that a change in the exchange rate between U.S. dollars and a foreign currency may reduce the value of an investment made in a security denominated in that foreign currency.

EMERGING MARKET RISK

The risk that the emerging market, as defined in the glossary, may be more sensitive to certain economic changes. For example, emerging market countries are often dependent on international trade and are therefore often vulnerable to recessions in other countries. They may have obsolete financial systems, have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities may also be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

                                  FOREIGN RISK

The risk that foreign investments may be subject to political and economic instability, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, or nationalization, increased taxation or confiscation of investors' assets. Also, the risk that the price of a foreign issuer's securities may not reflect the issuer's condition because there is not sufficient publicly available information about the issues. This risk may be greater for investments in issuers in emerging or developing markets.

                                  MARKET RISK

The risk that the market value of the Portfolio's investments will fluctuate as the stock and bond markets fluctuate generally. Market risk may affect a single issuer, industry or section of the economy or may affect the market as a whole.

REGULATORY RISK

The risk that changes in government regulations will adversely affect the value of a security. Also the risk that an insufficiently regulated market might permit inappropriate trading practices.

YEAR 2000 RISK

Many computer software systems in use today cannot distinguish the Year 2000 from the Year 1900. Most of the services provided to the Portfolio depend on the proper functioning of computer systems. Any failure to adapt these systems in time could hamper the Portfolio's operations and services. The Portfolio's principal service providers have advised the Portfolio that they are working on the necessary changes to their systems and that they expect their systems to be adapted in time. There can, of course, be no assurance of success. In addition, because the Year 2000 issue affects virtually all organizations and governments, the companies or entities in which the Portfolio invests also could be adversely impacted by the Year 2000 issue. The extent of such impact cannot be predicted.

                           MANAGEMENT OF THE PORTFOLIO

INVESTMENT ADVISER

Wells Fargo Bank serves as the Portfolio's investment adviser. In this capacity, Wells Fargo Bank makes investment decisions for and administers the Portfolio's investment program. Wells Fargo Bank is located at 525 Market Street, San Francisco, California 94163.

                                   SUBADVISER

Wells Fargo Bank and the Portfolio have retained WCM, as a subadviser to make investment decisions for and administer the investment program of the Portfolio. Wells Fargo Bank decides which portion of the assets of the Portfolio the subadviser should manage and supervises the subadviser's performance of its duties. Currently, WCM manages all of the assets of the Portfolio. WCM, which is located at, 525 Market Street, 10th Floor, San Francisco, California 94163, is a wholly owned subsidiary of Wells Fargo Bank. WCM provides investment advisory services to various open-end management investment companies.

PORTFOLIO MANAGERS

Katherine Schapiro, CFA and Stacey Ho, CFA are responsible for day-to-day management of the Portfolio. Ms. Schapiro has been associated with Wells Fargo Bank since 1992. Ms. Schapiro directs the international equity strategy for WCM and manages international equity funds and institutional accounts. Prior thereto she was a vice president and fund manager for Newport Pacific Management, an international investment advisory firm based in San Francisco. Currently, Ms. Schapiro is President of the Security Analysts of San Francisco. Ms. Ho has been associated with WCM since 1997 and is co-manager for the international equity portfolios and funds. Prior thereto, she was a senior portfolio manager at Clemente Capital Management, an international investment advisory firm based in New York (1995-1996). Prior thereto, Ms. Ho managed Japanese and U.S. equity portfolios at Edison International (1990-1995).

                                 ADVISORY FEES

For its investment advisory services, Wells Fargo Bank is entitled to receive a monthly fee from the Portfolio at an annual rate of 1.20% of the Portfolio's average daily net assets.

For its services, WCM receives investment subadvisory fees at an annual rate of 0.25% of the first $200 million of the Portfolio's average daily net assets, 0.20% of the next $200 million of the Portfolio's average daily net assets, and 0.15% of the Portfolio's average daily net assets over $400 million. Wells Fargo Bank, not the Portfolio, pays WCM for its sub-advisory services. This compensation does not increase the amount paid by the Portfolio to Wells Fargo Bank for investment advisory services.

WCM places orders for the purchase and sale of assets it manages with brokers and dealers selected by and in the discretion of WCM. Subject to seeking the most favorable price and execution available, the Portfolio may conduct brokerage transactions through certain affiliates of the Advisers. The Trust has adopted policies to ensure that these transactions are reasonable and fair and that the commission charged is comparable to those charged by non-affiliated qualified broker-dealers. The Portfolio may pay higher than the lowest available commission rates when WCM believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

         ADMINISTRATOR, INTERESTHOLDER RECORDKEEPER AND FUND ACCOUNTANT

Forum Administrative Services, Limited Liability Company ("FAdS") supervises the overall management of the Portfolio, including the Portfolio's receipt of services for which the Trust is obligated to pay, and provides the Trust and Portfolio with general office facilities pursuant to an Administration Agreement with the Trust. As of December 31, 1998, FAdS and its affiliates provided management and administrative services to registered investment companies and collective investment funds with assets of approximately $29 billion. For its services FAdS receives a fee at an annual rate of 0.05% of the Portfolio's average daily net assets.

Forum  Accounting   Services,   LLC  ("FAcS")  is  the  Trust`s   interestholder
recordkeeper and fund accountant. FAcS is an affiliate of FAdS. For its services, FAcS receives a base fee of $48,000 per year plus additional amounts depending on the assets of the Portfolio, the number of interestholders of the Portfolio, the number and type of securities held by the Portfolio and the portfolio turnover rate of the Portfolio.

FAdS and FAcS are located at Two Portland Square, Portland, Maine 04101.

EXPENSES

The Portfolio is obligated to pay for all of its expenses. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among other Portfolios, if applicable, in proportion to their average net assets or as otherwise determined by the Board. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolio.

DESCRIPTION OF BENEFICIAL INTERESTS

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV"). In determining the outcome of interestholder votes, the Trust normally counts votes on an Interest by Interest basis. This means that interestholders of Portfolios with comparatively high net assets values will have a comparatively smaller impact on the outcome of votes by all of the Portfolios than do shareholders of Portfolios with comparatively low net asset values.

From time to time, an investor may own a large percentage of Interests of the Portfolio and accordingly, may be able to greatly affect (if not determine) the outcome of an Interestholder vote. Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, interests will be voted in the aggregate without reference to particular Portfolios, except if the matter affects only one Portfolio or Portfolio voting is required, in which case interests will be voted separately by Portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

                   INFORMATION REGARDING NET INCOME AND TAXES

The Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized losses on the Portfolio's assets, all as determined in accordance with generally accepted accounting principles. All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio, except as determined by the Board from time to time, but instead is included in the NAV of the investors' respective Interests in the Portfolio.

The Portfolio is operated so that it should not be subject to any income tax. However, each investor in the Portfolio will be taxable on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

Investor inquiries may be directed to FFSI.

PURCHASE OF INTERESTS

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. All investments in the Portfolio are made without a sales load, at the NAV next determined after an order is received by the Portfolio.

The NAV is determined as of 4:00 P.M., Eastern Time ("Valuation Time"), on all weekdays, except New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas ("Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. The Portfolio values portfolio securities at current market value if market quotations are readily available. If market quotations are not readily available, the Portfolio values those securities at fair value as determined by or pursuant to procedures adopted by the Board.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio. At the Valuation Time on each Business Day, the value of each investor's Interest in the Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate Interests in the Portfolio. Any additions to or withdrawals of those interests that are to be effected on that day will then be effected. Each investor's share of the aggregate Interests in the Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and
(2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in the Portfolio as of the Valuation Time on the following Business Day.

Trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Business Day. Trading in foreign securities, however, may not take place on all Business Days or may take place on days other than Business Days. Accordingly, the net asset value of the Portfolio's shares may change on days when the Portfolio's interestholders will be unable to purchase or redeem shares. The determination of the prices of foreign securities may be based on the latest market quotations for the securities markets. If events occur that affect the securities' value after the close of the markets on which they trade, the Portfolio may make adjustments to the value of the securities for purposes of determining net asset value.

For purposes of determining NAV, the Portfolio converts all assets and liabilities denominated in foreign currencies into U.S. dollars at the mean of the bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank prior to the time of conversion.

There is no minimum initial or subsequent investment amount in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank).

The exclusive placement agent for the Trust is FFSI. Please contact FFSI at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package. The Trust reserves the right to refuse any subscription for any reason. Forum receives no compensation for serving as the exclusive placement agent for the Trust.

REDEMPTION OR REPURCHASE OF INTERESTS

An investor in the Portfolio may withdraw all or any portion of its investment in the Portfolio at the NAV next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the SEC.

Redemptions from the Portfolio may be made wholly or partially in portfolio securities. The Trust has filed an election with the SEC pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's NAV, whichever is less, during any 90-day period.

PENDING LEGAL PROCEEDINGS

None.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION

                                FEBRUARY 12, 1999

This Part B to the Private Placement Memorandum (the "Statement of Additional Information" or "SAI") relates to beneficial interests in the INTERNATIONAL EQUITY PORTFOLIO (the "Portfolio") of Core Trust (Delaware) (the "Trust"), a registered, open-end management investment company. This SAI supplements Part A of the Private Placement Memorandum ("Part A") dated February 12, 1999, relating to the Portfolio.

This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, beneficial interests in the Portfolio. An investor may subscribe for a beneficial interest in the Portfolio by contacting Forum Financial Services, Inc. ("Forum"), the Trust's Placement Agent (the "Placement Agent"), at Two
Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including Part A and a subscription agreement. The Trust and the Placement Agent reserve the right to refuses to accept any subscription for any reason.

________________________________________________________________________________

Table of Contents
-----------------
                                                                           Page
                                                                           ----
         Introduction.........................................................2
         Additional Information Regarding Investments and Strategies..........4
         Risk Considerations.................................................18
         Investment Limitations..............................................22
         Management of the Trust.............................................26
         Control Persons and Principal Holders of Securities.................29
         Investment Advisory and Other Services..............................30
         Brokerage Allocation and Other Practices............................37
         Capital Stock and Other Securities..................................40
         Purchase, Redemption and Pricing of Securities......................42
         Tax Status..........................................................43
         Underwriters........................................................45
         Financial Statements................................................46
         Appendix A:  Descriptions of Securities Ratings....................A-1
________________________________________________________________________________

THE SECURITIES OF THE TRUST DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER (1) THE TERMS OF THE TRUST INSTRUMENT OF THE TRUST AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                  INTRODUCTION

THE PORTFOLIO

International Equity Portfolio commenced operations on February 16, 1999. The assets of the Portfolio belong only to the Portfolio, and its assets are charged with the liabilities of the Portfolio and all expenses, costs, charges and reserves attributable to the Portfolio.

DEFINITIONS

"Advisers" or "Investment Advisers" shall mean, collectively, Wells Fargo Bank, N.A. ("Wells Fargo Bank") and Wells Capital Management Incorporated ("WCM").

"Board" shall mean the Board of Trustees of the Trust.

"Capitalization" shall mean the total number of a company's outstanding shares of stock multiplied by the price per share. This is an accepted method of determining a company's size.

"CFTC" shall mean the U.S. Commodities Futures Trading Commission.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Custodian" shall mean Norwest acting in its capacity as custodian of the Portfolio.

"FAcS" shall mean Forum Accounting Services, Limited Liability Company, the Trust's fund accountant.

"FAdS" shall mean Forum Administrative Services, Limited Liability Company, the Trust's administrator.

"Fitch" shall mean Fitch IBCA, Inc.

"FFSI" shall mean Forum Financial Services, LLC, a registered broker-dealer and placement agent of the Trust.

"Index Futures" shall mean futures contracts that relate to broadly based stock indices.

"Moody's" shall mean Moody's Investors Service, Inc.

"Norwest Bank" shall mean Norwest Bank Minnesota, N.A., a subsidiary of Norwest Corporation.

"NRSRO" shall mean a nationally recognized statistical rating organization.

"Portfolio" shall mean the International Equity Portfolio of the Trust to which this Private Placement Memorandum relates.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"S&P" shall mean Standard & Poor's , A Division of The McGraw Hill Companies.

"Subadviser" or "Investment Subadviser" shall mean WCM.

"Trust" shall mean Core Trust (Delaware), an open-end, management investment company registered under the 1940 Act.

"U.S. Government Securities" shall mean obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

"WCM"  shall  mean  Wells  Capital  Management  Incorporated,   a  wholly  owned
subsidiary of Wells Fargo Bank, N.A.

"Wells Fargo Bank" shall mean Wells Fargo Bank, N.A., a wholly owned subsidiary of Wells Fargo & Company, a national bank holding company.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

           ADDITIONAL INFORMATION REGARDING INVESTMENTS AND STRATEGIES

GENERAL INFORMATION

This section discusses in greater detail than the Part A certain of the investments the Portfolio may make. The Portfolio will make only those investments described below that are in accordance with its investment objectives and policies.

The Portfolio's investment objective and all investment policies of the Portfolio that are designated as fundamental may not be changed without approval by the lesser of: (i) more than 50% of the outstanding interests of the Portfolio, or (ii) 67% or more of the interests present or represented at an investors' meeting, if more than 50% of the outstanding interests of the Portfolio are present or represented at the meeting in person or by proxy. All other investment policies of the Portfolio may be changed by the Trust's Board of Trustees (the "Board" or the "Trustees") upon appropriate notice to investors.

EMERGING MARKET SECURITIES

The Portfolio may invest up to 25% of its assets in equity securities of companies in "emerging markets." The Portfolio considers countries with emerging markets to include the following: (i) countries with an emerging stock market as defined by the International Finance Corporation; (ii) countries with low- to middle-income economies according to the International Bank for Reconstruction and Development (more commonly referred to as the World Bank); and (iii) countries listed in World Bank publications as developing. The advisor may invest in those emerging markets that have a relatively low gross national product per capita, compared to the world's major economies, and which exhibit potential for rapid economic growth. The advisor believes that investment in equity securities of emerging market issuers offers significant potential for long-term capital appreciation.

Equity securities of emerging market issuers may include common stock, preferred stocks (including convertible preferred stocks) and warrants; bonds, notes and debentures convertible into common or preferred stock; equity interests in foreign investment funds or trusts and real estate investment trust securities. The Portfolio may invest in American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and International Depositary Receipts ("IDRs") of such issuers.

Emerging market countries include, but are not limited to: Argentina, Brazil, Chile, China, the Czech Republic, Columbia, Ecuador, Greece, Hong Kong, Indonesia, India, Korea, Malaysia, Mexico, the Philippines, Poland, Portugal, Peru, Russia, Singapore, South Africa, Thailand, Taiwan and Turkey. A company is considered in a country, market or region if it conducts its principal business activities there, namely, if it derives a significant portion (at least 50%) of its revenues or profits from goods produced or sold, investments made, or services performed therein or has at least 50% of its assets situated in such country, market or region.

There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. The financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Many of these countries are also sensitive to world commodity prices. Some countries may still have obsolete financial systems, economic problems or archaic legal systems. The currencies of certain emerging market countries, and therefore the value of securities denominated in such currencies, may be more volatile than currencies of developed countries. In addition, many of these nations are experiencing political and social uncertainties.

FOREIGN OBLIGATIONS AND SECURITIES

The foreign securities in which the Portfolio may invest include common stocks, preferred stocks, warrants, convertible securities and other securities of issuers organized under the laws of countries other than the United States. Such securities also include equity interests in foreign investment funds or trusts, real estate investment trust securities and any other equity or equity-related investment whether denominated in foreign currencies or U.S. dollars.

The Portfolio may invest in foreign securities through American Depositary Receipts ("ADRs"), Canadian Depositary Receipts ("CDRs"), European Depositary Receipts ("EDRs"), International Depositary Receipts ("IDRs") and Global Depositary Receipts ("GDRs") or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company and traded on a U.S. stock exchange, and CDRs are receipts typically issued by a Canadian bank or trust company that evidence ownership of underlying foreign securities. Issuers of unsponsored ADRs are not contractually obligated to disclose material information in the U.S. and, therefore, such information may not correlate to the market value of the unsponsored ADR. EDRs and IDRs are receipts typically issued by European banks and trust companies, and GDRs are receipts issued by either a U.S. or non-U.S. banking institution, that evidence ownership of the underlying foreign securities. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs and IDRs in bearer form are designed primarily for use in Europe.

For temporary defensive purposes, the Portfolio may invest in fixed income securities of non-U.S. governmental and private issuers. Such investments may include bonds, notes, debentures and other similar debt securities, including convertible securities.

Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic securities. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign tax laws, and there is a possibility of expropriation or confiscatory taxation, political, social and monetary instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

From time to time, investments in other investment companies may be the most effective available means by which the Portfolio may invest in securities of issuers in certain countries. Investment in such investment companies may involve the payment of management expenses and, in connection with some purchases, sales loads, and payment of substantial premiums above the value of such companies' portfolio securities. At the same time, the Portfolio would continue to pay its own management fees and other expenses. The Portfolio may invest in these investment funds and in registered investment companies subject to the provisions of the Investment Company Act of 1940 ("1940 Act"). Such investment funds or investment companies may be "passive foreign investment companies" (as described in "Federal Income Taxes" in this SAI) and may result in special federal income tax consequences.

Investment income on certain foreign securities in which the Portfolio may invest may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Portfolio would be subject.

The Portfolio's investments in foreign securities involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. To attempt to minimize risks to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies, the Portfolio may engage in foreign currency transactions on a spot (I.E., cash) basis and may purchase or sell forward foreign currency exchange contracts ("forward contracts"). The Portfolio may also purchase and sell foreign currency futures contracts (see "Purchase and Sale of Currency Futures Contracts"). A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date that is individually negotiated and privately traded by currency traders and their customers.

Forward contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and is traded at a net price without commission. The Portfolio will direct its custodian, to the extent required by applicable regulations, to segregate high-grade liquid assets in an amount at least equal to its obligations under each forward contract. Neither spot transactions nor forward contracts eliminate fluctuations in the prices of the Portfolio's investment portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

The Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when the Adviser believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Portfolio's securities denominated in such foreign currency, or when the Adviser believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge").

The Portfolio may, in the alternative, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where the Adviser believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the portfolio securities are denominated (a "cross-hedge").

Foreign currency hedging transactions are an attempt to protect the Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures.

The Portfolio's custodian will, to the extent required by applicable regulations, segregate cash, U.S. Government securities or other high-quality debt securities having a value equal to the aggregate amount of the Portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or securities will be segregated on a daily basis so that the value of the segregated securities will equal the amount of the Portfolio's commitments with respect to such contracts.

The cost to the Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. The Adviser considers on an ongoing basis the creditworthiness of the institutions with which the Portfolio enters into foreign currency transactions. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If devaluation generally is anticipated, the Portfolio may not be able to contract to sell the currency at a price above the devaluation level it anticipates.

FOREIGN CURRENCY FUTURES CONTRACTS

IN GENERAL. A foreign currency futures contract is an agreement between two parties for the future delivery of a specified currency at a specified time and at a specified price. A "sale" of a futures contract means the contractual obligation to deliver the currency at a specified price on a specified date, or to make the cash settlement called for by the contract. Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a brokerage firm, known as a futures commission merchant, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.

While futures contracts based on currencies do provide for the delivery and acceptance of a particular currency, such deliveries and acceptances are very seldom made. Generally, entering into an offsetting transaction terminates a futures contract. The Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, the Portfolio must provide cash or money market securities as a deposit known as "margin." The initial deposit required will vary, but may be as low as 2% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Portfolio may receive or be required to pay "variation margin" as the futures contract becomes more or less valuable.

PURCHASE AND SALE OF CURRENCY FUTURES CONTRACTS. In order to hedge its investment portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions, the Portfolio may buy or sell currency futures contracts. If a fall in exchange rates for a particular currency is anticipated, the Portfolio may sell a currency futures contract as a hedge. If it is anticipated that exchange rates will rise, the Portfolio may purchase a currency futures contract to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. These futures contracts will be used only as a hedge against anticipated currency rate changes.

A currency  futures  contract sale creates an obligation  by the  Portfolio,  as seller, to deliver the amount of currency called for in the contract at a specified futures time for a special price. A currency futures contract purchase creates an obligation by the Portfolio, as purchaser, to take delivery of an amount of currency at a specified future time at a specified price. Although the terms of currency futures contracts specify actual delivery or receipt, in most instances the contracts are closed out before the settlement date without the making or taking of delivery of the currency. Closing out of a currency futures contract is effected by entering into an offsetting purchase or sale transaction.

In connection with transactions in foreign currency futures, the Portfolio will be required to deposit as "initial margin" an amount of cash or short-term government securities equal to from 5% to 8% of the contract amount. Thereafter, subsequent payments (referred to as "variation margin") are made to and from the broker to reflect changes in the value of the futures contract.

RISK FACTORS ASSOCIATED WITH FUTURES TRANSACTIONS. The effective use of futures strategies depends on, among other things, the Portfolio's ability to terminate futures positions at times when the Adviser deems it desirable to do so. Although the Portfolio will not enter into a futures position unless the Adviser believes that a liquid secondary market exists for such future, there is no assurance that the Portfolio will be able to effect closing transactions at any particular time or at an acceptable price. The Portfolio generally expects that its futures transactions will be conducted on recognized U.S. and foreign securities and commodity exchanges.

Futures markets can be highly volatile and transactions of this type carry a high risk of loss. Moreover, a relatively small adverse market movement with respect to these transactions may result not only in loss of the original investment but also in unquantifiable further loss exceeding any margin deposited.

The use of futures involves the risk of imperfect correlation between movements in futures prices and movements in the price of currencies, which are the subject of the hedge. The successful use of futures strategies also depends on the ability of the adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements.

In addition to the foregoing risk factors, the following sets forth certain information regarding the potential risks associated with the Portfolio's futures transactions.

RISK OF IMPERFECT CORRELATION. The Portfolio's ability effectively to hedge currency risk through transactions in foreign currency futures depends on the degree to which movements in the value of the currency underlying such hedging instrument correlate with movements in the value of the relevant securities held by the Portfolio. If the values of the securities being hedged do not move in the same amount or direction as the underlying currency, the hedging strategy for the Portfolio might not be successful and the Portfolio could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the currency underlying a futures contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Portfolio's overall return could be less than if the hedging transactions had not been undertaken.

Under certain extreme market conditions, it is possible that the Portfolio will not be able to establish hedging positions, or that any hedging strategy adopted will be insufficient to completely protect the Portfolio.

The Portfolio will purchase or sell futures contracts only if, in the Adviser's judgment, there is expected to be a sufficient degree of correlation between movements in the value of such instruments and changes in the value of the relevant portion of the Portfolio's investment portfolio for the hedge to be effective.
There can be no assurance that the Adviser's judgment will be accurate.

POTENTIAL LACK OF A LIQUID SECONDARY MARKET. The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require the Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions that could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market may be lacking. Prior to exercise or expiration, a futures position may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the exchange on which the position was originally established. While the Portfolio will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In such event, it may not be possible to close out a position held by the Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the Portfolio's ability effectively to hedge its securities, or the relevant portion thereof.

The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

TRADING AND POSITION LIMITS. Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions that may be held by a trader, whether acting alone or in concert with others. The Adviser does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding the Portfolio's investments.

REGULATIONS ON THE USE OF FUTURES CONTRACTS. Regulations of the CFTC require that the Portfolio enter into transactions in futures contracts for hedging purposes only, in order to assure that it is not deemed to be a "commodity pool" under such regulations. In particular, CFTC regulations require that all short futures positions be entered into for the purpose of hedging the value of investment securities held by the Portfolio, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained for the Portfolio, and accrued profits on such positions. In addition, the Portfolio may not purchase or sell such instruments if, immediately thereafter, the sum of the amount of initial margin deposits on its existing futures positions and premiums paid for options on futures contracts would exceed 5% of the market value of the Portfolio's total assets.

When the Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be segregated with the Portfolio's custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

The Portfolio's ability to engage in the hedging transactions described herein may be limited by the policies and concerns of various Federal and state regulatory agencies. Such policies may be changed by vote of the Board of Trustees.

The Adviser uses a variety of internal risk management procedures to ensure that derivatives use is consistent with the Portfolio's investment objective, does not expose the Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board of Trustees concerning the use of derivatives.

FORWARD COMMITMENTS, WHEN-ISSUED PURCHASES AND DELAYED-DELIVERY TRANSACTIONS

The Portfolio may purchase or sell securities on a when-issued or delayed-delivery basis and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. Securities purchased or sold on a when-issued, delayed-delivery or forward commitment basis involve a risk of loss if the value of the security to be purchased declines, or the value of the security to be sold increases, before the settlement date. Although the Portfolio will generally purchase securities with the intention of acquiring them, the Portfolio may dispose of securities purchased on a when-issued, delayed-delivery or a forward commitment basis before settlement when deemed appropriate by the Adviser. Securities purchased on a when-issued or forward commitment basis may expose the Portfolio to risk because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or forward commitment basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself.

The Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

FOREIGN FIXED INCOME SECURITIES

The Portfolio may invest in foreign fixed income securities, including:

FOREIGN PRIVATE DEBT. The Portfolio may invest in fixed income securities of private issuers, provided that they are rated, at the time of investment, within the top four rating categories by an NRSRO or determined to be of equivalent quality by the Adviser. Fixed income securities in which the Portfolio may invest include, without limitation, corporate bonds, notes, debentures and other similar corporate debt securities, including convertible securities. In addition, such securities may or may not have warrants attached. For a discussion of the risks associated with investing in foreign securities, see "Risk Factors" in the Prospectus.

FOREIGN SOVEREIGN DEBT. The Portfolio may invest in debt securities or obligations of foreign governments and their political subdivisions or agencies ("Sovereign Debt") provided that they are rated, at the time of investment, within the top four rating categories by a Nationally Recognized Statistical Ratings Organization ("NRSRO") or determined to be of equivalent quality by the Adviser. Investments in Sovereign Debt involve special risks. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal and/or interest when due in accordance with the terms of such debt, and the Portfolio may have limited legal recourse in the event of a default.

Sovereign Debt differs from debt obligations issued by private entities in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Legal recourse is therefore somewhat diminished. Political conditions, especially a sovereign entity's willingness to meet the terms of its debt obligations, are of considerable significance. Also, there can be no assurance that the holders of commercial bank debt issued by the same sovereign entity may not contest payments to the holders of Sovereign Debt in the event of default under commercial bank loan agreements.

A sovereign debtor's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward principal international lenders and the political constraints to which a sovereign debtor may be subject. Increased protectionism on the part of a country's trading partners, or political changes in those countries, could also adversely affect its exports. Such events could diminish a country's trade account surplus, if any, or the credit standing of a particular local government or agency.

The occurrence of political, social or diplomatic changes in one or more of the countries issuing Sovereign Debt could adversely affect the Portfolio's investments. Political changes or a deterioration of a country's domestic economy or balance of trade may affect the willingness of countries to service their Sovereign Debt. While the Adviser manages the Portfolio's investment portfolio in a manner that is intended to minimize the exposure to such risks, there can be no assurance that adverse political changes will not cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

BRADY BONDS. The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). Brady bonds are not considered U.S. government securities.

U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk").

Brady Bonds involve various risk factors including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

HEDGING AND RELATED STRATEGIES

The Portfolio may attempt to protect the U.S. dollar equivalent value of one or more of its investments (hedge) by purchasing and selling foreign currency futures contracts and by purchasing and selling currencies on a spot (I.E., cash) or forward basis. Foreign currency futures contracts are bilateral agreements pursuant to which one party agrees to make, and the other party agrees to accept, delivery of a specified type of currency at a specified future time and at a specified price. Although such futures contracts by their terms call for actual delivery or acceptance of currency, in most cases the contracts are closed out before the settlement date without the making or taking of delivery. A forward currency contract involves an obligation to purchase or sell a specific currency at a specified future date, which may be any fixed number of days from the contract date agreed upon by the parties, at a price set at the time the contract is entered into.

The Portfolio may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date either with respect to specific transactions or with respect to portfolio positions. For example, the Portfolio may enter into a forward currency contract to sell an amount of a foreign currency approximating the value of some or all of the Portfolio's securities denominated in such currency. The Portfolio may use forward contracts in one currency or a basket of currencies to hedge against fluctuations in the value of another currency when the Adviser anticipates there will be a correlation between the two and may use forward currency contracts to shift the Portfolio's exposure to foreign currency fluctuations from one country to another. The purpose of entering into these contracts is to minimize the risk to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies.

The Adviser might not employ any of the strategies described above, and there can be no assurance that any strategy used will succeed. If the Adviser incorrectly forecasts exchange rates, market values or other economic factors in utilizing a strategy for the Portfolio, the Portfolio might have been in a better position had it not hedged at all. The use of these strategies involves certain special risks, including (1) the fact that skills needed to use hedging instruments are different from those needed to select the Portfolio's securities, (2) possible imperfect correlation, or even no correlation, between price movements of hedging instruments and price movements of the investments being hedged, (3) the fact that, while hedging strategies can reduce the risk of loss, they can also reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments and (4) the possible inability of the Portfolio to purchase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Portfolio to sell a portfolio security at a disadvantageous time, due to the need for the Portfolio to maintain "cover" or to segregate securities in connection with hedging transactions and the possible inability of the Portfolio to close out or to liquidate its hedged position.

New financial products and risk management techniques continue to be developed. The Portfolio may use these instruments and techniques to the extent consistent with its investment objectives and regulatory and tax considerations.

MONEY MARKET INSTRUMENTS AND TEMPORARY INVESTMENTS

The Portfolio may invest in the following types of high quality money market instruments that have remaining maturities not exceeding one year: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "Prime-1" by Moody's or "A-1" or "A-1--" by S&P, or, if unrated, of comparable quality as determined by The Adviser, as investment advisor; and (iv) repurchase agreements. The Portfolio also may invest in short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets;
(ii) are among the 75 largest foreign banks in the world as determined on the basis of assets; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Adviser, are of comparable quality to obligations of U.S. banks which may be purchased by the Portfolio.

LETTERS OF CREDIT. Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of the Adviser, are of comparable quality to issuers of other permitted investments of the Portfolio may be used for letter of credit-backed investments.

REPURCHASE AGREEMENTS. The Portfolio may enter into repurchase agreements, wherein the seller of a security to the Portfolio agrees to repurchase that security from the Portfolio at a mutually agreed upon time and price. The Portfolio may enter into repurchase agreements only with respect to securities that could otherwise be purchased by the Portfolio. All repurchase agreements will be fully collateralized at 102% based on values that are marked to market daily. The maturities of the underlying securities in a repurchase agreement transaction may be greater than twelve months, although the maximum term of a repurchase agreement will always be less than twelve months. If the seller defaults and the value of the underlying securities has declined, the Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, the Portfolio's disposition of the security may be delayed or limited.

The Portfolio may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of the Portfolio's total net assets would be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. The Portfolio will only enter into repurchase agreements with primary broker/dealers and commercial banks that meet guidelines established by the Board of Trustees and that are not affiliated with the investment advisor. The Portfolio may participate in pooled repurchase agreement transactions with other funds advised by The Adviser.

OTHER INVESTMENT COMPANIES

The Portfolio may invest in shares of other open-end management investment companies, up to the limits prescribed in Section 12(d) of the 1940 Act. Under the 1940 Act, the Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Portfolio's net assets with respect to any one investment company and (iii) 10% of such Portfolio's net assets in aggregate. Other investment companies in which the Portfolio may invest can be expected to charge fees for operating expenses such as investment advisory and administration fees that would be in addition to those charged by the Portfolio.

PRIVATELY ISSUED SECURITIES

The Portfolio may invest in privately issued securities, including those which may be resold only in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities that are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Delay or difficulty in selling such securities may result in a loss to the Portfolio. Privately issued or Rule 144A securities that are determined by the investment advisor to be "illiquid" are subject to the Portfolio's policy of not investing more than 15% of its net assets in illiquid securities. The investment advisor, under guidelines approved by Board of Trustees, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by the Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (E.G., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

UNRATED INVESTMENTS

The Portfolio may purchase instruments that are not rated if, in the opinion of the Adviser, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by the Portfolio. After purchase by the Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event will require a sale of such security by the Portfolio. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Prospectus and in this SAI. The ratings of Moody's and S&P are more fully described in the SAI.

U.S. GOVERNMENT OBLIGATIONS

The Portfolio may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities ("U.S. Government obligations"). Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury bills and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case investors must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

WARRANTS

The Portfolio may invest up to 5% of its net assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities), and not more than 2% of its net assets in warrants which are not listed on the New York or American Stock Exchange. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The Portfolio may only purchase warrants on securities in which the Portfolio may invest directly.

ZERO COUPON BONDS

The Portfolio may invest in zero coupon bonds. Zero coupon bonds are securities that make no periodic interest payments, but are instead sold at discounts from face value. The buyer of such a bond receives the rate of return by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Because zero coupon bonds bear no interest, they are more sensitive to interest-rate changes and are therefore more volatile. When interest rates rise, the discount to face value of the security deepens and the securities decrease more rapidly in value, when interest rates fall, zero coupon securities rise more rapidly in value because the bonds carry fixed interest rates that become more attractive in a falling interest rate environment.

NATIONALLY RECOGNIZED STATISTICAL RATINGS ORGANIZATIONS

The ratings of Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Division of McGraw Hill, Duff & Phelps Credit Rating Co., Fitch Investors Service, Inc. Thomson Bank Watch and IBCA Inc. represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by the Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Portfolio. The advisor will consider such an event in determining whether the Portfolio should continue to hold the obligation.

                              RISK CONSIDERATIONS


         The following supplements the risk disclosure information provided in the Private Placement Memorandum.

CREDIT RISK

The Portfolio's investment in debt instruments is subject to credit rate risk. Credit risk is the risk that issuers of the debt instruments in which the Portfolio invests will be unable to make interest payments or repay principal on schedule. If an issuer does default, the affected security could lose all of its value, or be renegotiated at a lower rate or principal amount. Affected securities might also lose liquidity or, in other words, the ability to readily sell a security at fair price.. Credit risk also includes the risk that a party in a transaction may not be able to complete the transaction as agreed.

INTEREST RATE RISK

The Portfolio's investment in debt instruments is subject to interest rate risk. Interest-rate risk is the risk that fluctuations in interest rates can affect the value of an existing security. Generally, when interest rates increase, the value of debt securities decreases. The effect is usually more pronounced for securities with longer maturity dates. Debt securities with longer maturities, which tend to produce higher yields, are subject to potentially greater capital appreciation and depreciation than obligations with shorter maturities. Fluctuations in the market value of fixed-income securities can be reduced, but not eliminated, by variable and floating-rate features.

COUNTER-PARTY RISK

The Portfolio's investment in repurchase agreements, debt securities, forward commitments, when-issued purchases and delayed-delivery transactions are subject to counter-party risk. Counter-party risk is the risk that the other party to a repurchase agreement or other transaction will not fulfill its contract obligation.

GEOGRAPHIC CONCENTRATION RISK

The Portfolio's ability to invest up to 50% of its assets in securities of issuers located in one country may subject the Portfolio to geographic concentration risk. Geographic concentration risk is the risk that factors adversely affecting the Portfolio's investments in issuers located in a country or region will affect the Portfolio's net asset value more than if the Portfolio made more geographically diverse investments. .

NON-INVESTMENT GRADE SECURITIES.

Securities rated in the fourth highest rating category are regarded by S&P as having an adequate capacity to pay interest and repay principal, but changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make such repayments. Moody's considers such securities as having speculative characteristics. Subsequent to its purchase by the Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Portfolio. The advisor will consider such an event in determining whether the Portfolio should continue to hold the obligation. Securities rated below the fourth highest rating category (sometimes called "junk bonds") are often considered to be speculative and involve greater risk of default or price changes due to changes in the issuer's credit-worthiness. The market prices of these securities may fluctuate more than higher quality securities and may decline significantly in periods of general economic difficulty.

FOREIGN SECURITIES

Investing in the securities of issuers in any foreign country, including American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") and similar securities, involves special risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards; generally higher commission rates on foreign portfolio transactions; the possibility of nationalization, expropriation or confiscatory taxation; adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency from a country); and political, social and monetary or diplomatic developments that could affect U.S. investments in foreign countries. Additionally, dispositions of foreign securities and dividends and interest payable on those securities may be subject to foreign taxes, including withholding taxes. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custodial arrangements and transaction costs of foreign currency conversions. Changes in foreign exchange rates also will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. The Portfolio's performance may be affected either unfavorably or favorably by fluctuations in the relative rates of exchange between the currencies of different nations, by exchange control regulations and by indigenous economic and political developments.

EMERGING MARKETS

There are special risks involved in investing in emerging-market countries. Many investments in emerging markets can be considered speculative, and their prices can be much more volatile than in the more developed nations of the world. This difference reflects the greater uncertainties of investing in less established markets and economies. In addition, the financial markets of emerging markets countries are generally less well capitalized and thus securities of issuers based in such countries may be less liquid. Further, such markets may be vulnerable to high inflation and interest rates. Most are heavily dependent on international trade, and some are especially vulnerable to recessions in other countries. Some of these countries are also sensitive to world commodity prices and may be subject to political and social uncertainties.

SMALL CAPITALIZATION STOCKS

Although the Portfolio will normally invest in issuers with an average market Capitalization of $10 billion or more, it may invest in equity securities of issuers with market Capitalization as low as $250 million. Investments in small, unseasoned issuers generally carry greater risk than is customarily associated with larger, more seasoned companies. Smaller companies may have higher failure rates than larger companies and their securities may be more difficult to sell because the trading volume of the securities is normally lower than that of larger companies. It is also more difficult to forecast how a small or unseasoned issuer might react to various economic conditions.

Shares of small and new companies are generally more sensitive to purchase and sale transactions, changes in demand, and changes in the issuer's financial condition and, therefore, the prices of such stocks may be more volatile than those of larger company stocks and may be subject to more abrupt price movements than securities of larger companies. ILLIQUID SECURITIES

Illiquid securities, which may include certain restricted securities, may be difficult to sell promptly at an acceptable price. Certain restricted securities may be subject to legal restrictions on resale. Delay or difficulty in selling securities may result in a loss or be costly to the Portfolio.

DERIVATIVE INVESTMENTS

The adviser may use certain derivative investments or techniques, such as entering into currency exchange contracts or swap agreements, to adjust the risk and return characteristics of the Portfolio's investment portfolio. Derivatives are financial instruments whose value is derived, at least in part, from the price of another security or a specified asset, index or rate. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms. If the Portfolio's adviser judges market conditions incorrectly, the use of certain derivatives could result in a loss, regardless of the adviser's intent in using the derivatives.

PORTFOLIO TURNOVER RATE

Portfolio turnover rate is the percentage of the securities held by the Portfolio, other than short-term securities, that were bought or sold within a year. The Advisers do not anticipate that the Portfolio's turnover ratio to exceed 100% under normal market conditions, but this target will not limit the Adviser's discretion in buying and selling securities. Portfolio turnover generally involves some expense to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. Portfolio turnover also can generate short-term capital gains tax consequences. There is, of course, no assurance that the Portfolio will achieve its investment objective or be successful in preventing or minimizing the risk of loss that is inherent in investing in particular types of investment products.


                             INVESTMENT LIMITATIONS

For purposes of all fundamental and  non-fundamental  investment policies of the
Portfolio: (1) the term 1940 Act includes the rules thereunder, SEC interpretations and any exemptive order upon which the Portfolio may rely and
(2) the term Code includes the rules thereunder, IRS interpretations and any private letter ruling or similar authority upon which the Portfolio may rely.



Except as required by the 1940 Act, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of the Portfolio's assets or purchases and redemptions of interests will not be considered a violation of the limitation.

FUNDAMENTAL LIMITATIONS

The Portfolio has adopted the following investment limitations which are fundamental policies of the Portfolio and cannot be changed without the affirmative vote of the lesser of (a) more than 50% of the outstanding interests of the Portfolio or (b) 67% or more of the interests present at an interestholders' meeting if more than 50% of the outstanding interests of the Portfolio are represented at the meeting in person or by proxy.

The Portfolio, may not:

(1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Portfolio's investments in that industry would be 25% or more of the current value of the Portfolio's total assets, provided that there is no limitation with respect to investments in obligations of the United States Government, its agencies or instrumentalities;

(2) issue senior securities, except as permitted by applicable law;

(3) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, including government-sponsored enterprises) if, as a result, more than 5% of the value of the Portfolio's total assets would be invested in the securities of any one issuer or the Portfolio would hold more than 10% of the outstanding voting securities of such issuer, except that up to 25% of the Portfolio's total assets may be invested without regard to these limitations; nor

(4) borrow money, except as permitted by applicable law.

(5) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

(6) underwrite securities of other issuers, except to the extent that the purchase of securities directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Portfolio's investment program may be deemed to be an underwriting;

(7) make investments for the purpose of exercising control or management;

(8) make loans, except as permitted by applicable law;

(9) purchase or sell commodities or commodities contracts, except that the Portfolio may, on such conditions as may be set forth in the Portfolio's Prospectus and this Statement of Additional Information, purchase, sell or enter into futures contracts, foreign currency forward contracts, options on futures contracts, foreign currency forward contracts, foreign currency options, or any interest rate, securities-related or foreign currency-related hedging instrument, subject to compliance with any applicable provisions of the federal securities or commodities laws.

NONFUNDAMENTAL LIMITATIONS

The Portfolio has adopted the following investment limitations, which are not fundamental policies of the Portfolio and may be changed without interestholder action.

(1) The Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, a Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Portfolio's net assets with respect to any one investment company, and (iii) 10% of such Portfolio's net assets in the aggregate. Other investment companies in which the Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Portfolio.

(2) The Portfolio may not invest or hold more than 15% of the Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

(3) The Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Portfolio will not enter into any portfolio security lending arrangements having a duration of longer than one year.

The Portfolio does not invest in the following types of derivatives that generally are considered to be potentially volatile: capped floaters, leveraged floaters, range floaters, dual index floaters or inverse floaters. Additionally, the Portfolio will not invest in securities whose interest rate reset provisions materially lag short-term interest rates, such as Cost of Funds Index Floaters or other derivative instruments the Portfolio considers to have the potential for excessive volatility.

                            MANAGEMENT OF THE TRUST

The business and affairs of the Trust are managed under the direction of the Board is responsible for overseeing the management of the Trust. The Board formulates the general policies of the Portfolio and generally meets quarterly to review the results of the Portfolio, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Each Trustee who is an "interested person" (as defined by the 1940 Act) of the Trust is indicated by an asterisk.

--------------------------------------------------------------------------------
 NAME, POSITION WITH THE TRUST,                   PRINCIPAL OCCUPATION(S) DURING
        AGE AND ADDRESS                                    PAST 5 YEARS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
John Y.  Keffer*,Chairman & President              (Trust's         underwriter)
(age 54) President,  Forum Financial               Chairman &  President*, Forum
Group(a mutual Two Portland Square                 Funds and  Norwest  Advantage
fund services  holding  company)                   Funds (registered  investment
Portland,  Maine 04101 President,                  companies)  Vice   President,
Forum Financial Services, Inc.                     Schroder  Capital   Funds ( a
                                                   registered         investment
                                                   company)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   NAME, POSITION WITH TRUST,                     PRINCIPAL OCCUPATION(S) DURING
        AGE AND ADDRESS                                    PAST 5 YEARS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Costas Azariadas, Trustee (age 55)                  Professor    of   Economics,
Department of Economics                             University  of    California
University of California                            -Los Angeles
Los Angeles, CA 90024                               Trustee, Forum Funds

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

James C. Cheng, Trustee (age 56)                    President, Technology Marketing Associates
27 Temple Street                                    (marketing  company for small and medium size
Belmont, MA 02718                                   businesses in New England)
                                                    Trustee, Forum Funds
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
J. Michael Parish, Trustee (age 54)                 Partner-Reid  &  Priest  LLP
40 West 57th Street                                 (law   firm)    since   1995
New York, NY  10019                                 Partner-Winthrop,   Stimson,
                                                    Putnam & Roberts  (law firm)
                                                    from   1989-1995    Trustee,
                                                    Forum Funds
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Thomas G. Sheehan, Vice President (age 43)          Managing Director-Forum Financial Group
Two Portland Square                                 Asst. Treasurer/Asst. Secretary, Schroder
Portland, Maine 04101                               Capital Funds
                                                    Vice President/Asst. Secretary, Norwest
                                                    Advantage Funds
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Stacey Hong, Treasurer (age 32)                     Director,  Fund  Accounting,  Forum Financial
Two Portland Square                                 Group
Portland, Maine 04101
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
David I. Goldstein, Secretary (age 37)              General Counsel, Forum Financial Group
Two Portland Square                                 Secretary,  Forum  Financial  Services,  Inc.
Portland, Maine 04101                               (Trust's underwriter)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Leslie K. Klenk, Asst. Secretary (age 34)           Assistant  Counsel,   Forum  Financial  Group
Two Portland Square                                 since 1998
Portland, Maine 04101                               Vice  President/Associate   General  Counsel,
                                                    Smith Barney Inc. from 1993 through 1998
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Pamela Stutch, Asst. Secretary (age 31)             Fund  Administrator,  Forum  Financial  Group
Two Portland Square                                 since 1998
Portland, Maine 04101                               Law Student, Temple University from 1994-1997
--------------------------------------------------------------------------------

Each Trustee of the Trust (other than persons who are interested persons of the Trust) is paid $1,000 for each Board meeting attended (whether in person or by electronic communication) plus $100 per active portfolio of the Trust and is paid $1,000 for each Committee meeting attended on a date when a Board meeting is not held. To the extent a meeting relates to only certain portfolios of the Trust, Trustees are paid the $100 fee only with respect to those portfolios. Trustees are also reimbursed for travel and related expenses incurred in attending meetings of the Board. No officer of the Trust is compensated by the Trust.

The following table provides the aggregate compensation paid to the Trustees of the Trust by the Trust. Information is presented for the year ended May 31, 1998, the Portfolios' fiscal year end.

------------------------------------------------------------------------------------------------------------
                        Compensation                                      Total Compensation from Trust
       Trustee           from Trust      Benefits       Retirement               and Fund Complex
---------------------- ---------------- ------------ ----------------- -------------------------------------
---------------------- ---------------- ------------ ----------------- -------------------------------------
John Y. Keffer              $0.00       None         None                            $0.00
---------------------- ---------------- ------------ ----------------- -------------------------------------
---------------------- ---------------- ------------ ----------------- -------------------------------------
Costas Azariadis       $11,500.00       $0           $0                         $26,300.00
---------------------- ---------------- ------------ ----------------- -------------------------------------
---------------------- ---------------- ------------ ----------------- -------------------------------------
James C. Cheng         $11,500.00       $0           $0                         $26,300.00
---------------------- ---------------- ------------ ----------------- -------------------------------------
---------------------- ---------------- ------------ ----------------- -------------------------------------
J. Michael Parish      $11,500.00       $0           $0                         $26,300.00
------------------------------------------------------------------------------------------------------------

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

From time to time, certain interestholders may own a large percentage of the shares of the Portfolio. Accordingly, those interestholders may be able to greatly affect (if not determine) the outcome of an imterestholder vote.

INVESTMENT ADVISORY AND OTHER SERVICES


INVESTMENT ADVISORY SERVICES

Wells Fargo Bank acts as investment adviser to the Portfolio and furnishes investment guidance and policy direction in connection with the daily portfolio management of the Portfolio. Wells Fargo Bank is a wholly owned subsidiary of Wells Fargo & Company, a national bank holding company. Wells Fargo Bank furnishes to the Trust's Board periodic reports on the investment strategy and performance of the Portfolio. Wells Fargo Bank provides the Portfolio with, among other things, money market security and fixed-income research, analysis and statistical and economic data and information concerning interest rate and securities markets trends, portfolio composition, and credit conditions and is required to furnish at its expense all services, facilities and personnel necessary in connection with managing the investments of, and effecting portfolio transactions for, the Portfolio.

WCM is the investment subadviser of the Portfolio. Subject to the direction of the Trust's Board and the overall supervision and control of Wells Fargo Bank and the Trust, WCM makes recommendations regarding the investment and reinvestment of the Portfolio's assets. WCM furnishes to Wells Fargo Bank periodic reports on the investment activity and performance of the Portfolio. WCM and also furnishes such additional reports and information as Wells Fargo Bank and the Trust's Board of Trustees and officers may reasonably request.

The investment advisory agreement for the Portfolio ("Advisory Agreement") will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust).

The Advisory Agreement with respect to the Portfolio is terminable without the payment of penalty, (i) by the Board or by a vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) on 60 days' written notice to Wells Fargo Bank, or (ii) by Wells Fargo Bank on 60
days' written notice to the Trust. The Advisory Agreement terminates automatically upon its assignment. The Advisory Agreement with respect to the Portfolio also provides that, with respect to the Portfolio, the Adviser shall not be liable for any mistake of judgment or in any event whatsoever except for willful misfeasance, reckless disregard, bad faith or gross negligence in the performance of its duties under the Investment Advisory Agreement.

The Investment Subadvisory Agreement (the "Subadvisory Agreement") for the Portfolio will remain in effect for a period of two years from the date of its effectiveness and thereafter shall continue for successive one-year periods provided such continuance is specifically approved at least annually by the Board or by vote of the interestholders of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party (other than as trustees of the Trust). The

Portfolio's Subadvisory Agreement is terminable without penalty by the Board or a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Subadviser or by the Subadviser on 60 days' written notice to the Trust when authorized either by vote of the Portfolio's shareholders or by a vote of a majority of the Board, or by the Subadvisor on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Subadvisory Agreement for the Portfolio also provides that the Subadvisor will not be liable for any mistake of judgment or in any event except for willful misfeasance, reckless disregard, bad faith or gross negligence in the performance of its obligations and duties under the Subadvisory Advisory Agreement. The Portfolio's Subadvisory Advisory Agreement provides that the Subadviser may render services to others.

The advisory fees, as described in Part A, are accrued daily and paid monthly. The adviser in its sole discretion, may waive all or any portion of its advisory fee with respect to the Portfolio. The Advisory Agreement provides that the Advisers may render service to others. The advisory fee rates are set forth in Part A. The investment subadvisory fees payable to WCM may be paid by Wells Fargo Bank or directly by the portfolio. If the subadvisory fee is paid directly by the Portfolio, the compensation paid to Wells Fargo Bank for advisory fees will be reduced accordingly.

The advisory fee rates are set forth in Part A.

ADMINISTRATIVE SERVICES

Pursuant to an Administration Agreement with the Trust, FAdS supervises the overall administration of the Portfolio which includes, among other responsibilities, overseeing the performance of administrative and professional services rendered to the Trust by others, including its custodian, transfer agent and Portfolio accountant as well as legal and auditing services; preparing and printing the periodic updating of the Trust's registration statement, tax returns, and reports to interestholders and the SEC; preparing, filing and maintaining the Trust's governing documents; preparing and disseminating materials for meetings of the Board; and providing the Trust with general office facilities.

The Administration Agreement between FAdS and the Trust will continue in effect with respect to the Portfolio only if such continuance is specifically approved at least annually by the Board or by a majority of the outstanding voting securities of the Portfolio the interestholders of the Portfolio and, in either case, by a majority of the Trustees who are not parties to the Administration Agreement or interested persons of any such party (other than as Trustees of the Trust).

The administration agreement may be terminated without penalty by the Board on 60 days' written notice to FAdS or by FAdS on 60 days' written notice to the Trust. The Administration Agreement also provides that FAdS shall not be liable for any action or inaction except for bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of its duties and obligations under the Administration Agreement.

PORTFOLIO ACCOUNTING

Pursuant to a Portfolio and Unitholder Accounting Agreement (the "Accounting Agreement") with the Trust, FAcS, an affiliate of FAdS, performs portfolio accounting services for the Portfolio. Under the Accounting Agreement, FAcS prepares and maintains books and records of the Portfolio on behalf of the Trust that are required to be maintained under the 1940 Act, calculates the net asset value per share of the Portfolio and dividends and capital gain distributions and prepares periodic reports to interestholders and the SEC.

The Accounting Agreement will continue in effect with respect to the Portfolio only if such continuance is specifically approved at least annually by the Board. The Accounting Agreement may be terminated with respect to the Portfolio at any time without penalty, by the Board on 60 days' written notice to FAcS or by FAcS on 60 days' written notice to the Board. The Accounting Agreement provides that FAcS shall not be liable for any action or inaction except for bad faith, willful misfeasance, gross negligence or reckless disregard in the performance of its duties and obligations under the Accounting Agreement.

For its accounting services, FAcS receives from the Trust with respect to the Portfolio a fee of $48,000 per year plus certain amounts based upon the number of interestholders, the type of Portfolio, and number and types of portfolio transactions within the Portfolio

FAcS whose principal business address is Two Portland Square, Portland, Maine 04101 also acts as dividend disbursing agent for the Trust.

INDEPENDENT AUDITORS

KPMG LLP, 99 High Street, Boston, MA 02110 is the independent auditor for the Portfolio.


CUSTODIAN

Norwest Bank, 733 Marquette Avenue, Minneapolis, Minnesota 55479-0040, is the custodian of the Portfolio's assets. For its custodial services, Norwest Bank receives a fee at an annual rate of 0.07% of the Portfolio's average daily net assets. Norwest has appointed Chase Manhattan Bank as sub-custodian of the Portfolio's assets. Pursuant to rules adopted under the 1940 Act, the Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors. Chase Manhattan Bank employs qualified foreign subcustodians to provide custody of the Portfolio's assets in accordance with applicable regulations. Neither Norwest nor Chase Manhattan Bank plays making any investment decisions on behalf of the Portfolio.


BROKERAGE ALLOCATION AND OTHER PRACTICES

Investment decisions for the Portfolio will be made independently from those for any other client account or investment company that is or may in the future become managed by an Adviser or their affiliates. Investment decisions are the product of many factors including basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which, in an Adviser's opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients. In addition, when purchases or sales of the same security for the Portfolio and other client accounts managed by an Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

Purchases and sales of fixed income portfolio securities are generally effected as principal transactions. These securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and ask prices In the case of securities traded in the foreign and domestic over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup In underwritten offerings, the price includes a disclosed fixed commission or discount.

Purchases and sales of equity securities on exchanges are generally effected through brokers who charge commissions except in the over-the-counter markets. Allocations of transactions to brokers and dealers and the frequency of transactions are determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of holders of beneficial interests of the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner and at the most favorable price available to the Portfolio. In transactions on stock exchanges in the United States, these commissions are negotiated, whereas on foreign stock exchanges these commissions are generally fixed. Where transactions are executed in the over-the-counter market, the Portfolio will seek to deal with the primary market makers; but where necessary in order to obtain best execution, it will utilize the services of others. In all cases the Portfolio will attempt to negotiate best execution.

The Portfolio may not always pay the lowest commission or spread available. Rather, in determining the amount of commission, including certain dealer spreads, paid in connection with securities transactions, the Adviser takes into account such factors as size of the order, difficulty of execution, efficiency of the executing broker's facilities (including the services described below) and any risk assumed by the executing broker. The Adviser may also take into account payments made by brokers effecting transactions for the Portfolio (i) to the Portfolio or (ii) to other persons on behalf of the Portfolio for services provided to it for which it would be obligated to pay.

In addition, the Adviser may give consideration to research services furnished by brokers for their use and may cause the Portfolio to pay these brokers a higher amount of commission than may be charged by other brokers. Such research and analysis may be used by the Adviser in connection with services to clients other than the Portfolio, and advisory fees are not reduced by reason of their receipt of the research services. Research products and/or services include proprietary research publications, rating service reports and trading quotation systems and services such as Bloomberg, ILX and Telerate. In instances where a product or a service is of "mixed-use" (or includes a research and a non-research component), WCM makes a good faith effort to determine the amount attributable to research and pays the non-research portion in hard dollars.

Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized the Adviser to employ its respective affiliates to effect securities transactions of the Portfolio, provided certain other conditions are satisfied. Payment of brokerage commissions to an affiliate of the Adviser, as applicable, for effecting such transactions is subject to
Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on securities exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company, or an affiliated person of another person so affiliated, not exceed the usual and customary brokers' commissions for such transactions. It is the Portfolio's policy that commissions paid to affiliates of the Adviser will, in the judgment of the adviser responsible for making portfolio decisions and selecting brokers, be (i) at least as favorable as commissions contemporaneously charged by the affiliate on comparable transactions for its most favored unaffiliated customers and (ii) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested
Trustees, has adopted procedures to ensure that commissions paid to affiliates of the Adviser by the Portfolio satisfy the foregoing standards.

The Trust has no understanding or arrangement to direct any specific portion of its brokerage to an affiliate of the Adviser, and will not direct brokerage to an affiliate of the Adviser in recognition of research services.

Transactions in futures contracts are executed through futures commission merchants ("FCMs"), who receive brokerage commissions for their services. The Trust's procedures in selecting FCMs to execute the Trust's transactions in futures contracts, including procedures permitting the use of affiliates of the Adviser, are similar to those in effect with respect to brokerage transactions in securities.

The Trust will not purchase securities that are offered in underwritings in which any affiliate of the Adviser is a member of the underwriting or selling group, except pursuant to procedures adopted by the Board pursuant to Rule 10f-3 under the 1940 Act. Among other things, these procedures require that the spread or commission paid in connection with such a purchase be reasonable and fair, the purchase be at not more than the public offering price prior to the end of the first business day after the date of the public offering and the Adviser or any affiliates thereof not participate in or benefit from the sale to the Trust.

CAPITAL STOCK AND OTHER SECURITIES

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate and distinct series. Investments in each Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more Portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in a Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when (1) a majority of the Trustees determines to do so or (2) investors holding at least 10% of the interests in the Trust (or a Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust, with respect to a Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Trust's Board. A Portfolio may be terminated (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act) or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rate in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which (1) a court refuses to apply Delaware law, (2) no contractual limitation of liability is in effect, and (3) the Trust itself is unable to meet its obligations.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. See "General Description of Registrant," "Purchase of Securities," and "Redemption or Repurchase" in Part A.

Pursuant to an amended exemptive order effective August 6, 1996, Norwest Advantage Funds are permitted to invest all or a portion of its assets in a Portfolio of the Trust, irrespective of investment style. The amended exemptive order removed certain restrictions imposed on the Trust thereby permitting the Trust to accept investments from persons other than Norwest Advantage Funds.

TAX STATUS

The Portfolio is classified for federal income tax purposes as a separate partnership that is not a "publicly traded partnership." As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware income or franchise tax.

Each investor in the Portfolio is deemed to own a proportionate share of the Portfolio's assets, and to earn a proportionate share of the Portfolio's income, for purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended. Accordingly, the Portfolio intends to conduct its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables, and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC indirectly through its interest in the Portfolio will be subject to federal income tax on its proportionate share of a portion of any "excess distribution" received by the Portfolio on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, each RIC investor in the Portfolio would be required to include in income each year its proportionate share of the Portfolio's pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the RIC investor to satisfy the distribution requirements applicable to it -- even if those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).

The Portfolio's use of hedging strategies, such as entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. For the Portfolio, gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by the Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains

("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to the Portfolio's principal business of investing in securities also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

UNDERWRITERS

FFSI, Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. FFSI receives no compensation for such placement agent services.

FINANCIAL STATEMENTS

Not applicable.

                                     PART B

                              CORE TRUST (DELAWARE)

                          PRIVATE PLACEMENT MEMORANDUM

                       STATEMENT OF ADDITIONAL INFORMATION

                                   APPENDIX A


DESCRIPTIONS OF SECURITIES RATINGS

PREFERRED STOCK

MOODY'S

Moody's rates preferred stock as follows:

An issue rated AAA is considered to be a top-quality preferred stock. This rating indicates good asset protection and the least risk of dividend impairment within the universe of preferred stock.

An issue rated AA is considered a high-grade preferred stock. This rating indicates that there is a reasonable assurance the earnings and asset protection will remain relatively well maintained in the foreseeable future.

An issue rated A is considered to be an upper-medium grade preferred stock. While risks are judged to be somewhat greater than in the AAA and AA classification, earnings and asset protection are, nevertheless, expected to be maintained at adequate levels.

An issue rated BAA is considered to be a medium-grade preferred stock, neither highly protected nor poorly secured. Earnings and asset protection appear adequate at present but may be questionable over any great length of time.

An issue rated BA is considered to have speculative elements and its future cannot be considered well assured. Earnings and asset protection may be very moderate and not well safeguarded during adverse periods. Uncertainty of position characterizes preferred stocks in this class.

An issue that is rated b generally lacks the characteristics of a desirable investment. Assurance of dividend payments and maintenance of other terms of the issue over any long period of time may be small.

An issue that is rated caa is likely to be in arrears on dividend payments. This rating designation does not purport to indicate the future status of payments.

An issue that is rated ca is speculative in a high degree and is likely to be in arrears on dividends with little likelihood of eventual payment.

An issue which is rated C can be regarded as having extremely poor prospects of ever attaining any real investment standing. This is the lowest rated class of preferred or preference stock.

Note: Moody's applies numerical modifiers 1, 2 and 3 in each rating classification. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating category.

S&P

S&P rates preferred stock as follows:

AAA is the highest rating that is assigned by S&P to a preferred stock issue and indicates an extremely strong capacity to pay the preferred stock obligations.

A preferred stock issue rated AA also qualifies as a high-quality, fixed income security. The capacity to pay preferred stock obligations is very strong, although not as overwhelming as for issues rated AAA.

An issue rated A is backed by a sound capacity to pay the preferred stock obligations, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

An issue rated BBB is regarded as backed by an adequate capacity to pay the preferred stock obligations. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to make payments for a preferred stock in this category than for issues in the A category.

Preferred stock rated BB, B, and CCC is regarded, on balance, as predominantly speculative with respect to the issuer's capacity to pay preferred stock obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation. While such issues will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

The rating CC is reserved for a preferred stock issue in arrears on dividends or sinking fund payments but that is currently paying.

A preferred stock rated C is a non-paying issue.

A preferred stock rated D is a non-paying issue with the issuer in default on debt instruments.

To provide more detailed indications of preferred stock quality, the ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

FITCH

Fitch utilizes the same ratings criteria in rating preferred stock as it does in rating corporate bond issues, as described earlier in this Appendix.

SHORT TERM DEBT (INCLUDING COMMERCIAL PAPER)

MOODY'S

Moody's two highest ratings for short-term debt, including commercial paper, are PRIME-1 and PRIME-2. Both are judged investment grade, to indicate the relative repayment capacity of rated issuers.

Issuers rated PRIME-1 have a superior capacity for repayment of short-term promissory obligations. PRIME-1 repayment capacity will normally be evidenced by the following characteristics: Leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated PRIME-2 have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated PRIME-1 but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

S&P

A S&P commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. An A-1 designation indicates the highest category and that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus (+) sign designation. The capacity for timely payment on issues with an A-2 designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1. Issues carrying an A-3 designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

FITCH

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+. Exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1. Very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2. Good credit quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 rating.

F-3. Fair credit quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-5. Weak credit quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D. Default. Issues assigned this rating are in actual or imminent payment default.

LOC. The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.

                                     PART C
                                OTHER INFORMATION

ITEM 23.  EXHIBITS
(a) Trust Instrument of Registrant dated November 1, 1994 as amended April 4, 1995 and August 30, 1995 (see Note 1).

(b)      Not applicable.

(c)      Not applicable.

(d)(1) Investment Advisory Agreement between Registrant and Norwest Investment Management, Inc. relating to Money Market Portfolio, Prime Money Market Portfolio, Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Large Company Growth Portfolio, Income Equity Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Disciplined Growth Portfolio, Small Cap Value Portfolio, Strategic Value Bond Portfolio and Small Cap Index Portfolio dated October 1, 1997 (see Note 1).

    (2) Investment Advisory Agreement between Registrant and Schroder Capital Management International Inc. relating to International Portfolio dated November 9, 1994 (see Note 2).

    (3) Investment Advisory Agreement between Registrant and Forum Investment Advisors, LLC relating to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio dated December 30, 1997 (see Note 3).


    (4)  Form of Investment Advisory  Agreement  between  Registrant  and  Wells
         Fargo  Bank,  N.A. dated  as  of  February   12,   1999   relating   to
         International Equity Portfolio (filed herewith).

    (5) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Crestone Capital Management, Inc. relating to Small Company Stock Portfolio dated June 1, 1997 (see Note 3).

    (6) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Peregrine Capital Management, Inc. relating to Small Company Growth Portfolio, Large Company Growth Portfolio, Small Company Value Portfolio and Positive Return Portfolio dated June 1, 1997 (see Note
         3).

    (7) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Galliard Capital Management, Inc. relating to Stable Income Portfolio and Managed Fixed Income Portfolio dated October 1, 1997 (see
         Note 3).

    (8) Investment Subadvisory Agreement between Norwest Investment Management, Inc. and Smith Asset Management, LP relating to Disciplined Growth Portfolio and Small Cap Value Portfolio dated October 1, 1997 (see Note
         3).

    (9) Form of Investment Subadvisory Agreement between Wells Fargo Bank, N.A. and Wells Capital Management Incorporated dated as of February 12, 1999 relating to International Equity Portfolio (filed herewith).


(e)      Not required.

(f)      Not applicable.


(g)(1) Custodian Agreement between Registrant and Norwest Bank Minnesota, N.A. dated as of November 9, 1994, as amended June 1, 1997 and February 11, 1999 (filed herewith).


    (2) Custodian Agreement between Registrant and Imperial Trust Company dated September 1, 1995, as amended August 31, 1998 (see Note 4).


    (3)  Custody Agreement between Morgan Stanley Trust Company and Norwest Bank
         Minnesota,  N.A.  dated  June  18,  1993,  as   amended   April 1, 1996
         (filed herewith).


(h)(1) Administration Agreement between Registrant and Forum Administrative Services, LLC relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio,

         Government Portfolio and Municipal Cash Portfolio dated December 1, 1997 (see Note 3).


    (2) Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC relating to International Equity Portfolio, Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock
         Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated as of June 1, 1997 and amended February 11, 1999 (filed herewith).

    (3) Placement Agent Agreement between Registrant and Forum Financial Services, Inc. relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio and International Equity Portfolio dated November 9, 1994 as amended February 11, 1999(filed herewith).


    (4) Placement Agent Agreement between Registrant and Forum Fund Services, LLC relating to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio, Government Portfolio, and Municipal Cash Portfolio dated September 1, 1995 (see Note 1).


    (5) Form of Placement Agent Agreement between Registrant and Forum Fund Services, LLC relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, and International Portfolio (see
         Note 5).

    (6) Form of Placement Agent Agreement between Registrant and Forum Fund Services, LLC relating to Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio, Government Portfolio, and Municipal Cash Portfolio (see Note 5).


(i)      Not required.

(j)(1) Independent Auditors' Report of KPMG Peat Marwick LLP, Report of Independent Accountants of PricewaterhouseCoopers LLP, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Statements, Schedules of Investments and Notes to Schedules of Investments for Stable Income Portfolio, Managed Fixed Income Portfolio, Positive Return Bond Portfolio, Strategic Value Bond Portfolio, Index Portfolio, Income Equity Portfolio, Disciplined Growth Portfolio, Large Company Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Cap Value Portfolio, Small Company Value Portfolio, Small Company Growth Portfolio and International Portfolio dated May 31, 1998 (see Note 1).

    (2) Independent Auditors' Report of KPMG LLP, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Statements and Schedules of Investments for Prime Money Market Portfolio and Money Market Portfolio dated May 31, 1998 (see Note 1).


    (3) Independent Auditors' Report of KPMG LLP, Schedule of Investments, Notes to Schedule of Investments, Statements of Assets and Liabilities, Statements of Operations, Statements of Changes in Net Assets, and Notes to Financial Statements for Treasury Cash Portfolio, Government Cash Portfolio, Government Portfolio, Cash Portfolio, and Municipal Cash Portfolio (see Note 6).


(k)      Not required.

(l)      Not applicable.

(m)      Not applicable.


(n)      Financial Data Schedules (see Note 6).


(o)      Not applicable.

---------------
Note 1 Exhibit incorporated by reference as filed in Amendment No. 13 via EDGAR on September 28, 1998, accession number 0001004402-98-000524.

Note 2 Exhibit incorporated by reference as filed in Amendment No. 5 via EDGAR on September 30, 1996 accession number 000912057-96-021568.

Note 3 Exhibit incorporated by reference as filed in Amendment No. 12 via EDGAR on January 2, 1998 accession number 0001004402-98-000003.

Note 4 Exhibit incorporated by referenced as filed in Amendment No.14 via Edgar on November 30, 1998 accession number 0001004402-98-000622.


Note 5 Exhibit incorporated by referenced as filed in Amendment No.16 via Edgar on December 31, 1998 accession number 0001004402-98-000674.

Note 6 Exhibit incorporated by referenced as filed in Amendment No.15 via Edgar on November 30, 1998 accession number 0001004402-98-000618.



ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         None.

ITEM 25.  INDEMNIFICATION

         The Trust currently holds a directors' and officers' errors and omissions insurance policy jointly with Forum Funds, the terms of which are consistent with industry standards. The policy provides generally for the indemnification against loss by the insured in connection with a judgment of liability in certain litigation arising from the insured's wrongful act or an error, act or omission by a person for whom the insured becomes legally responsible. The policy provides coverage in the amount of $6,000,000. The policy premiums are allocated between the Trust and Forum Funds based upon the pro rata share of assets of each insured. The Trust's trustees and officers also are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

         The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of
Article 5 of Registrant's Trust Instrument contained in this Registration Statement as Exhibit 1 and incorporated herein by reference.

         Provisions of each of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreements contained in this Registration Statement as Exhibit 5 and incorporated herein by reference.

         As custodian to certain portfolios of the Trust, under Section 18 of its custodian agreement Norwest is not liable for any action taken in good faith reliance upon the advice or statements of certain experts. Under that agreement, the Trust has agreed to indemnify and hold Norwest harmless for any loss, claim, damage or expense arising out of the custodian relationship; provided such loss, claim, damage or expense is not the direct result of the Custodian's negligence or willful misconduct. This description is modified in its entirety by the provisions of Registrant's Custodian Agreement contained in this Registration Statement as Exhibit 8(a) and incorporated herein by reference.

         The indemnification provisions set forth under Section 1 paragraphs (f) and (g) of the Placement Agent Agreement between FFSI (defined as "Forum" under the agreement) and the Trust, specifically provide as follows:

         (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and directors, and any person who controls Forum within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") or
         Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (for purposes of this Section 1(f), collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading, provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by Forum in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to Section 1(e) shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason or willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Secretary of the Trust, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 1(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel chosen by the Trust and approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by Forum or such Covered Person. The Trust's indemnification agreement contained in this Section (f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify Forum promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Interests.

         (g) Forum agrees to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this Section 1(g) collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as Placement Agent to the Trust for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Forum to the Trust required to be stated in such answers or necessary to make such information not misleading. Forum shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Forum, Attention: Legal Department, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Forum shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on Forum's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Forum of any such action shall not relieve Forum from any liability except to the extent that Forum shall have been prejudiced by such failure, or from any liability that Forum may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Forum's indemnity agreement contained in this Section 1(g).

         Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

(a)      Norwest Investment Management, Inc.

         The description of Norwest Investment Management, Inc. ("NIM") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of NIM, including their business connections, which are of a substantial nature. The address of Norwest Corporation, the parent of Norwest Bank Minnesota, N.A. ("Norwest Bank"), which is the parent of NIM, is Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, MN 55479. Unless otherwise indicated below, the principal business address of any company with which the directors and principal executive officers are connected is also Sixth Street and Marquette Avenue, Minneapolis, MN 55479.


         ----------------------------------- ------------------------------------- ----------------------------------
         Name                                Title                                 Business Connection
         ----------------------------------- ------------------------------------- ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Chairman, Chief Executive Officer,   Norwest Investment Management,
                                              President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James W. Paulsen                     Senior Vice President, Chief         Norwest Investment Management,
                                              Investment Officer                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen P. Gianoli                   Senior Vice President, Chief         Norwest Investment Management,
                                              Executive Officer                    Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David S. Lunt                        Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard C. Villars                   Vice President, Senior Portfolio     Norwest Investment Management,
                                              Manager                              Inc.
         ------------------------------------ ------------------------------------ ----------------------------------


         ------------------------------------ ------------------------------------ ----------------------------------
         Lee K. Chase                         Senior Vice President                Norwest Investment Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Andrew Owen                          Vice President                       Norwest Investment Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Eileen A. Kuhry                      Investment Compliance Specialist     Norwest Investment Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

(b)      Schroder Capital Management International Inc.

         The  description  of Schroder  Capital  Management  International  Inc.
         ("SCMI")  in   Parts  A  and  B  of  the   Registration   Statement  is
         incorporated by reference herein.

         The following are the directors and principal officers of SCMI, including their business connections of a substantial nature. The address of each company listed, unless otherwise noted, is 787 Seventh Avenue, 34th Floor, New York, NY 10019. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of Schroder, which provides investment management services to international clients, located principally in the United States.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David M. Salisbury                   Chairman, Director                   SCMI

                                              ------------------------------------ ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders plc.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard R. Foulkes                   Deputy Chairman, Director            SCMI
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman                      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John A. Troiano                      Chief Executive, Director            SCMI
                                              ------------------------------------
                                                                                   ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sharon L. Haugh                      Executive Vice President, Director   SCMI
                                                                                   ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Chairman                   Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman, Director                   Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Gavin D. L. Ralston                  Senior Vice President, Managing      SCMI
                                              Director
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Mark J. Smith                        Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Senior Vice President      Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Robert G. Davy                       Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jane P. Lucas                        Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         David R. Robertson                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President                Schroder Fund Advisors Inc.
                                                                                   ----------------------------------
                                              ------------------------------------
                                              Director of Institutional Business   Oppenheimer Funds, Inc.
                                                                                   resigned 2/98
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Michael M. Perelstein                Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Louise Croset                        First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              First Vice President                 Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ellen B. Sullivan                    Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Catherine A. Mazza                   Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              President, Director                  Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open-end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Heather F. Crighton                  First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------



         ------------------------------------ ------------------------------------ ----------------------------------
         Ira Unschuld                         Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open-end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates provide
                                                                                   investment services.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul M. Morris                       Senior Vice President                SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Susan B. Kenneally                   First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jennifer A. Bonathan                 First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
         ------------------------------------ ------------------------------------ ----------------------------------


*Schroder Ltd. and Schroders plc. are located at 31 Gresham St., London EC2V 7QA, United Kingdom.

(c)      Crestone Capital Management, Inc.

         The description of Crestone Capital Management, Inc. ("Crestone") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Crestone, including their business connections, which are of a substantial nature. The address of Crestone is 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111-2614 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.


         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Kirk McCown                          President, Director                  Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Chairman, Chief Executive Officer,   Norwest Investment Management,
         Minneapolis, MN 55479                President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen P. Gianoli                   Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Senior Vice President, Chief         Norwest Investment Management,
         Minneapolis, MN 55479                Executive Officer                    Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Susan Koonsman                       Director                             Crestone Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         1740 Broadway                        President                            Norwest Investments & Trust
         Denver, CO 80274
         ------------------------------------ ------------------------------------ ----------------------------------


(d)      Peregrine Capital Management, Inc.

         The description of Peregrine Capital Management, Inc. ("Peregrine") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Peregrine, including their business connections, which are of a substantial nature. The address of Peregrine is LaSalle Plaza, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.



         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         James R. Campbell                    Director                             Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            President, Chief Executive           Norwest Bank
         Minneapolis, MN 55479-0116           Officer, Director
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Patricia D. Burns                    Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Tasso H. Coin                        Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         John S. Dale                         Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Julie M. Gerend                      Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         William D. Giese                     Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Daniel J. Hagen                      Vice President                       Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Ronald G. Hoffman                    Senior Vice President, Secretary     Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Frank T. Matthews                    Vice President                       Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jeannine McCormick                   Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Barbara K. McFadden                  Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Robert B. Mersky                     Chairman, President, Chief           Peregrine Capital Management,
                                              Executive Officer                    Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Gary E. Nussbaum                     Senior Vice President                Peregrine Capital Management,
                                                                                   Inc.
         ------------------------------------ ------------------------------------ ----------------------------------




         ------------------------------------ ------------------------------------ ----------------------------------
         James P. Ross                        Vice President                       Peregrine Capital Management,
                                                                                   Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President                       Norwest Bank (prior to November,
                                                                                   1996)
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Jonathan L. Scharlau                 Assistant Vice President             Peregrine Capital Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------


         ------------------------------------ ------------------------------------ ----------------------------------
         Jay H. Strohmaier                    Senior Vice President                Peregrine Capital Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul E. von Kuster                   Senior Vice President                Peregrine Capital Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Janelle M. Walter                    Assistant Vice President             Peregrine Capital Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Paul R. Wurm                         Senior Vice President                Peregrine Capital Management,
                                      Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         J. Daniel Vendermark                 Vice President                       Peregrine Capital Management,
         Sixth and Marquette Avenue                                                Inc.
         Minneapolis, MN 55479-1013
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Albert J. Edwards                    Senior Vice President                Peregrine Capital Management,
                                      Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Vice President/Marketing             U.S. Trust Company of California
                                                                                   (prior to June 9, 1997)
         ------------------------------------ ------------------------------------ ----------------------------------

(e)      Galliard Capital Management, Inc.

         The description of Galliard Capital Management, Inc. ("Galliard") in Parts A and B of the Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Galliard, including their business connections, which are of a substantial nature. The address of Galliard is LaSalle Plaza, Suite 2060, 800 LaSalle Avenue, Minneapolis, Minnesota 55479 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.


         ------------------------------------ ------------------------------------ ----------------------------------
         Name (Address if Different)          Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         P. Jay Kiedrowski                    Chairman                             Galliard Capital Management, Inc.
                                              ------------------------------------ ----------------------------------
         Sixth and Marquette Ave.,            Chairman, Chief Executive Officer,   Norwest Investment Management,
         Minneapolis, MN 55479                President                            Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Executive Vice President, Employee   Norwest Bank Minnesota, N.A.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Crestone Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Richard Merriam                      Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------



         ------------------------------------ ------------------------------------ ----------------------------------
         John Caswell                         Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Karl Tourville                       Principal, Senior Portfolio Manager  Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Laura Gideon                         Senior Vice President of Marketing   Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Leela Scattum                        Vice President of Operations         Galliard Capital Management, Inc.
         ------------------------------------ ------------------------------------ ----------------------------------

(f)      Smith Asset Management Group, L.P.

         The description of Smith Asset Management Group, L.P. ("Smith") in Parts A and B of this Registration Statement is incorporated by reference herein.

         The following are the directors and principal executive officers of Smith, including their business connections, which are of a substantial nature. The address of Smith is 300 Crescent Court, Suite 750, Dallas, Texas 75201 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen S. Smith                     President, Chief Executive Officer   Smith Asset Management Group
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Partner                              Discovery Management
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Stephen J. Summers                   Chief Operating Officer              Smith Asset Management Group
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Partner                              Discovery Management
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sarah C. Castleman                   Vice President                       Smith Asset Management Group
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Partner                              Discovery Management
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Assistant Vice President             NationsBank (formerly)
         ------------------------------------ ------------------------------------ ----------------------------------

(g)       Forum Investment Advisors, LLC

          The description of Forum Investment Advisors, LLC in Parts A and B of this Registration Statement is incorporated by reference herein.

          The following are the members of Forum Investment Advisors, LLC, Two Portland Square, Portland, Maine 04101, including their business connections, which are of a substantial nature.

                  Forum Holdings Corp. I., Member.
                  Forum Trust, LLC, Member.

          Both Forum Holdings Corp. I. and Forum Trust are controlled indirectly by John Y. Keffer, Chairman and President of the Registrant. Mr. Keffer is President of Forum Trust and Forum Financial Group, LLC. Mr. Keffer is also a director and/or officer of various registered investment companies for which the various Forum Financial Group's operating subsidiaries provide services.

          The following are the officers of Forum Investment Advisors, LLC, including their business connections that are of a substantial nature. Each officer may serve as an officer of various registered investment companies for which the Forum Financial Group provides services.

         ------------------------------------ ------------------------------------ ----------------------------------
         Name                                 Title                                Business Connection
         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Sara M. Morris                       Treasurer                            Forum Investment Advisors, LLC.
                                              ------------------------------------ ----------------------------------
                                              Chief Financial Officer              Forum Financial Group, LLC.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Other Forum affiliated companies
         ------------------------------------ ------------------------------------ ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------
         David I. Goldstein                  Secretary                             Forum Investment Advisors, LLC.
                                             ------------------------------------- ----------------------------------
                                             General Counsel                       Forum Financial Group, LLC.
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Officer                               Other Forum affiliated companies
         ----------------------------------- ------------------------------------- ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------
         Mark D. Kaplan                       Director                             Forum Investment Advisors, LLC.
         ------------------------------------ ------------------------------------ ----------------------------------


(h)       Wells Fargo Bank, N.A.

          The description of Wells Fargo Bank, N.A. ("Wells Fargo Bank") in Parts A and B of this Registration Statement is incorporated by reference herein.

          The following are the directors and principal executive officers of Wells Fargo Bank, including their business connections, which are of a substantial nature. The address of Wells Fargo Bank is 420 Montgomery Street, San Francisco, California 94105 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------

         Name                                 Title                                Business Connection

         ------------------------------------ ------------------------------------ ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         H. Jesse Arnelle                    Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         455 Market                          Senior Partner                        Arnelle, Hastie, McGee, Willis &
         Street San Francisco, CA 94105                                            Greene

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Armstrong World Industries, Inc.

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Eastman Chemical Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              FPL Group, Inc.

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Michael R. Bowlin                   Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         Highway 150                         Chairman of the Board of Directors,   Atlantic Richfield Co. (ARCO)
         Santa Paula, CA 93060               Chief Executive Officer, Chief
                                             Operating Officer and President

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Edward Carson                       Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         633 West Fifth Street               Chairman of the Board and Chief       First Interstate Bancorp
         Los Angeles, CA 90071               Executive Officer


                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------


                                             Director                              Aztar Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Castle & Cook, Inc.

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Terra Industries, Inc.

         ----------------------------------- ------------------------------------- ----------------------------------




         ----------------------------------- ------------------------------------- ----------------------------------

         William S. Davilla                  Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         618 Michillinda Ave.                President (Emeritus) and Director     The Vons Companies, Inc.
         Arcadia, CA 91007

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Pacific Gas & Electric Company


         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Rayburn S. Dezember                 Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         3200 San Fernando Road              Director                              CalMat Co.
         Los Angeles, CA 90065

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Tejon Ranch Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              The Bakersfield Californian

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Trustee                               Whittier College

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Paul Hazen                          Chairman of the Board of Directors    Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Chairman of the Board of Directors    Wells Fargo & Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Phelps Dodge Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Safeway, Inc.

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Robert K. Jaedicke                  Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         Graduate School of Business         Professor (Emeritus)                  Graduate School of Business
         Stanford University                                                       Stanford University
         Stanford, CA 94305

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Bailard Biehl & Kaiser Real
                                                                                   Estate Investment Trust, Inc.

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Boise Cascade Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              California Water Service Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Enron Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              GenCorp, Inc.

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Homestake Mining Company

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Thomas L. Lee                       Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         10302 Avenue 7 1/2                  Chairman and Chief Executive Officer  The Newhall Land and Farming
         Firebaugh, CA 93622                                                       Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              CalMat Co.

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              First Interstate Bancorp

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Ellen Newman                        Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         323 Geary Street                    President                             Ellen Newman Associates
         Suite 507
         San Francisco, CA 94102

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Chair (Emeritus) of the Board of      University of California at San
                                             Trustees                              Francisco Foundation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              California Chamber of Commerce

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Philip J. Quigley                   Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         130  Kearney  Street Rm.  3700 San  Chairman, President and Chief         Pacific Telesis Group
         Francisco, CA 94108                 Executive Officer

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Carl E. Reichardt                   Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Columbia/HCA Healthcare
                                                                                   Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Ford Motor Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Newhall Management Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Pacific Gas and Electric Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Retired Chairman of the Board of      Wells Fargo & Company
                                             Directors and Chief Executive
                                             Officer

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Donald B. Rice                      Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         2049 Century Park East              President and Chief Executive         Teledyne, Inc.
         Los Angeles, CA 90067               Officer

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Retired Secretary                     The United States Air Force

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Vulcan Materials Company

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Richard J. Stegemeier               Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Chairman (Emeritus)                   Unocal Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Foundation Health Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Halliburton Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Northrop Grumman Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Outboard Marine Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Pacific Enterprises

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              First Interstate Bancorp

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Susan G. Swenson                    Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

         651 Gateway Blvd.                   President and Chief Executive         Cellular One
         San Francisco, CA 94080             Officer

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         David M. Tellep                     Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Retired Chairman of the Board and     Martin Lockheed Corporation
                                             Chief Executive Officer

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Edison International and
                                                                                   Southern California Edison
                                     Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              First Interstate Bancorp

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         Chang-Lin Tien                      Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Chancellor                            University of California at
                                    Berkeley

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Raychem Corporation

         ----------------------------------- ------------------------------------- ----------------------------------

         ----------------------------------- ------------------------------------- ----------------------------------

         John A. Young                       Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------

         3000 Hanover Street                 President, Chief Executive Officer    Hewlett-Packard Company
         Palo Alto, CA 9434                  and Director

                                             ------------------------------------- ----------------------------------



                                             ------------------------------------- ----------------------------------

                                             Director                              Chevron Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Lucent Technologies

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Novell, Inc.

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              Shaman Pharmaceuticals Inc.

         ----------------------------------- ------------------------------------- ----------------------------------



         ----------------------------------- ------------------------------------- ----------------------------------

         William F. Zuendt                   Director                              Wells Fargo Bank

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             President                             Wells Fargo & Company

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              3Com Corporation

                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------

                                             Director                              California Chamber of Commerce

         ----------------------------------- ------------------------------------- ----------------------------------

(i)       Wells Capital Management Incorporated


          The description of Wells Capital Management Incorporated ("WCM") in Parts A and B of this Registration Statement is incorporated by reference herein.

          The following are the directors and principal executive officers of WCM, including their business connections, which are of a substantial nature. The address of WCM is 525 Market Street, San Francisco, California 94105 and, unless otherwise indicated below, that address is the principal business address of any company with which the directors and principal executive officers are connected.

         ------------------------------------ ------------------------------------ ----------------------------------

         Name                                 Title                                Business Connection

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Allen J. Ayvazian                    Chief Equity Officer                 WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Robert Willis                        President and Chief Investment       WCM
                                              Officer

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Brigid Breen                         Chief Compliance Officer             WCM

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         John Burgess                         Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Financial Investment Adviser         Independent Financial Adviser

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Jose Casas                           Chief Operating Officer              WCM

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Larry Fernandes                      Principal                            WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Vice President                       Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Jacqueline Anne Flippin              Principal                            WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Vice President and Investment        McMorgan & Company (until 1/98)
                                              Portfolio Manager

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Stephen Galiani                      Senior Principal                     WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Director                             Qualivest Capital Management,
                                                                                   Inc. (until 5/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Madeleine Gish                       Senior Principal                     WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Frank Greene                         Investment Portfolio Manager         WCM

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Daniel Kokoska                       Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Assistant Portfolio Manager          Bradford & Marzac, Inc. (until
                                                                                   2/98)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         David Klug                           Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Kelli Ann Lee                        Managing Director                    WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Group Human Resource Manager         Wells Fargo Bank, N.A. (until
                                                                                   11/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Kenneth Lee                          Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Associate Portfolio Manager          Wells Fargo Bank, N.A. (until
                                                                                   2/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Melvin Lindsey                       Managing Director                    WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   4/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Clark Messman                        Chief Legal Officer                  WCM

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Laura Milner                         Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Brian Mulligan                       Managing Director                    WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Michael Neitzke                      Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Thomas O'Malley                      Managing Director                    WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Senior Vice President                Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Clyde Ostler                         Director                             WCM

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Guy Rounsaville                      Director                             WCM

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Katherine Schapiro                   Senior Principal                     WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Vice President                       Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Gary Schlossberg                     Economist                            WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Economist                            Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Paul Single                          Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Scott Smith                          Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Cynthia Tusan                        Performance Analyst/Investment       WCM
                                              Portfolio Manager

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Mary Walton                          Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Rex Wardlaw                          Senior Principal                     WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Vice President                       Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Jeffrey Weaver                       Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Allen Wisniewski                     Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------

         ------------------------------------ ------------------------------------ ----------------------------------

         Thomas Zeifang                       Investment Portfolio Manager         WCM

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

                                              Investment Portfolio Manager         Wells Fargo Bank, N.A. (until
                                                                                   1/97)

         ------------------------------------ ------------------------------------ ----------------------------------



ITEM 27.  PRINCIPAL UNDERWRITERS

(a) Forum Financial Services, Inc. is the Registrant's placement agent. Registrant has no underwriters.

(b)      Not applicable.

(c)      Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS


         The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Financial Services, Inc., Forum Financial Corp. and Forum Accounting Services, LLC, Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodians, as listed under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment advisers, as listed in Item 26 hereof.


ITEM 29.  MANAGEMENT SERVICES
         Not applicable.

ITEM 30.  UNDERTAKINGS

         Registrant undertakes to contain in its Trust Instrument provisions for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Portland and the State of Maine on the 12th day of February, 1999.


                                                      CORE TRUST (DELAWARE)


                                                      By:    /s/  John Y. Keffer
                                                      --------------------------
                                                                  John Y. Keffer
                                                                       President

                                INDEX TO EXHIBITS


(d)(4)    Form of Investment  Advisory  Agreement  between  Registrant and Wells
          Fargo  Bank,   N.A.   dated  as  of  February  12,  1999  relating  to
          International Equity Portfolio.

(d)(9) Form of Investment Subadvisory Agreement between Wells Fargo Bank, N.A. and Wells Capital Management Incorporated dated as of February 12, 1999 relating to International Equity Portfolio.

(g)(1) Custodian Agreement between Registrant and Norwest Bank Minnesota, N.A. dated as of November 9, 1994, as amended June 1, 1997 and February 11, 1999.

(g)(3) Custody Agreement between Morgan Stanley Trust Company and Norwest Bank Minnesota, N.A. dated June 18, 1993, as amended April 1, 1996.

(h)(2) Fund Portfolio and Unitholder Accounting Agreement between Registrant and Forum Accounting Services, LLC relating to International Equity Portfolio, Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock
          Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio, Cash Portfolio, Government Cash Portfolio, Treasury Cash Portfolio, Government Portfolio and Municipal Cash Portfolio dated as of June 1, 1997 and amended February 11, 1999.

(h)(3) Placement Agent Agreement between Registrant and Forum Financial Services, Inc. relating to Prime Money Market Portfolio, Money Market Portfolio, Positive Return Bond Portfolio, Stable Income Portfolio, Strategic Value Bond Portfolio, Managed Fixed Income Portfolio, Index Portfolio, Income Equity Portfolio, Large Company Growth Portfolio, Disciplined Growth Portfolio, Small Cap Index Portfolio, Small Company Stock Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Small Cap Value Portfolio, International Portfolio and International Equity Portfolio dated November 9, 1994 as amended February 11, 1999.